UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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(Rule 14A-101)

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JACUZZI BRANDS, INC.

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INVESTOR PRESENTATION JANUARY 18, 2007

FORWARD LOOKING STATEMENT
All information in this presentation, including forward-looking statements, is current as of the date of this presentation. Certain statements made or incorporated by reference in this presentation made by Company employees reflect management's estimates and beliefs and are intended to be Forward-Looking
Statements for purposes of the safe harbor provisions of the Private Securities
Litigation Reform Act of 1995. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perspective of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties. In addition, the actual results for
Fiscal Year 2006 are subject to audit. For a discussion of some of the important factors that could cause the Company's results to differ from those expressed in, or implied by, the following forward-looking statements, please refer to the
Company's reports and other documents filed with the Securities and Exchange
Commission. The Company does not undertake any obligation to update such forward-looking statements. This presentation includes certain non-GAAP financial measures, which exclude significant items and therefore have material limitations. Reconciliations of such non-GAAP measures to the most comparable
GAAP financial measures are set forth in the footnotes or Appendix hereto.

JACUZZI BRANDS

Bath and Plumbing Overview

Segment	Key Brands	Key Products	Highlights
 **Bath** FY 2006 Sales $766.6 Million	Jacuzzi Sundance Spas	▪ Whirlpool Baths ▪ Spas ▪ Bathroom Suites (sinks, toilets, tubs, etc.) ▪ Shower Enclosures	▪ Global leader in Whirlpool Baths and Spas ▪ Consumer and Residential Focus ▪ 47% International Sales ▪ Increasing Market Penetration
 **Plumbing** FY 2006 Sales $435.8 Million	ZURN WILKINS A ZURN COMPANY	▪ Specification Drainage ▪ Backflow Preventers & Valves ▪ Plumbing Systems & Commercial Faucets ▪ PEX Piping	▪ Commercial and Institutional Focus ▪ Broad Product Portfolio ▪ Strong and Consistent Cash Flows ▪ High Market Shares in Growing Markets ▪ North American Market is 98% of sales

FY 2006 $1,202.4 Million Sales

3

BATH SEGMENT DATA
($ IN MILLIONS)
                                                       NET SALES / YOY % GROWTH
OPERATING INCOME(1) INCOME % MARGIN
EBITDA BEFORE RESTRUCTURING(2)/ % OF SALES
AVERAGE CAPITAL EMPLOYED(3) ROCE %(4)

(1) Excludes restructuring and other charges - (See Appendix)

(2) Operating Income before restructuring and other charges, plus depreciation and amortization - (See Appendix) (3) 12 month avg (Net PPE + Current Assets +
Goodwill - Current Liabilities) (4) Last twelve months Operating Income before restructuring and other charges/Avg Capital Employed

PLUMBING SEGMENT DATA
($ IN MILLIONS)
                    NET SALES / YOY % GROWTH(1)
                OPERATING INCOME(1) INCOME % MARGIN
            EBITDA BEFORE RESTRUCTURING(2)/ % OF SALES
              AVERAGE CAPITAL EMPLOYED(3)/ ROCE %(4)

(1) FY 2003 excludes impact related to the sale of technology licens e for $8.6 million - (See Appendix) (2) Operating Income before restructuring, plus depreciation and amortization - (See Appendix) (3) 12 month avg (Net PPE +
Current Assets + Goodwill - Current Liabilities) (4) Operating Income before restructuring/Avg Capital Employed 5

DECLINING NET DEBT*
($ IN MILLIONS)
Near historic low net debt levels at September 30, 2006 Improved coverage ratios
Ability to pursue bolt-on acquisitions and growth investments at ZURN

For fiscal years 2006, 2005, 2004, 2003, 2002 and 2001, net debt was calculated by summing notes payable ($19.8 million, $22.0 million, $21.1 million, $23.5 million, $15.3 million, $12.0 million), current portion of long- term debt ($1.7 million, $1.5 million, $3.9 million, $25.2 million, $275.9 million, $436.5 million) and long-term debt ($381.8 million, $383.5 million, $446.8 million,
$451.4 million, $516.9 million, $778.3 million) and subtracting cash & cash equivalents ($147.2 million, $110.2 million, $39.6 million, $31.2 million, $32.1 million, $65.2 million) and restricted cash collateral accounts--current ($12.4 million for FY 2005, $142.9 million for FY 2002) and non-current ($15.4 million for FY 2002, $4.4 million for FY 2001).

BATH PRODUCTS SEGMENT
WHIRLPOOL BATHS WHIRLPOOL BATHS
SPAS SPAS
                                                     OTHER PRODUCTS OTHER PRODUCTS
MAJOR BRAND NAMES MAJOR BRAND NAMES
LEADING PRODUCTS WITH GLOBAL BRAND RECOGNITION. .

MARKET ENVIRONMENT
US PLUMBING FIXTURE MARKET SHARE, 2005
($5.1 BILLION)

SOURCE: FREDONIA GROUP, INC., US PLUMBING FIXTURES AND FITTING REPORT, PUBLISHED 4/2006

BATH - GLOBAL OPERATIONS

Manufacturing Facilities Sales Offices Sourcing & Engineering
                                                                  9

FY 2006 SALES - BATH
SALES BY SEGMENT
SALES BY PRIMARY CHANNEL
SALES BY GEOGRAPHY
SALES BY PRODUCT TYPE

SOURCE: COMPANY DATA -- BASED ON AVAILABLE 2006 DATA. (1) OTHER INCLUDES SOUTH AMERICA AND ASIA.

(2) OTHER PRIMARILY INCLUDES ACCESSORIES, SPARE PARTS, AND FAUCETS. 10

LEADING GLOBAL MARKET POSITIONS
THERAPY BATH MARKET SHARE - U.S.
SPA MARKET SHARE - U.S.

SOURCE: GB CONSULT 2004 DATA; COMPANY ACTUAL. INDUSTRY GROWTH ESTIMATES BY FREEDONIA2004

SOURCE: ARISTECH LLC 2004 DATA - EXTRAPOLATED FROM ACRYLIC SHEET SALES; COMPANY ESTIMATES
WHIRLPOOL BATH MARKET SHARE - EUROPE
SPA MARKET SHARE - EUROPE

SOURCE: GB CONSULT 2005 DATA - 30 COUNTRIES; COMPANY ESTIMATES

SOURCE: GB CONSULT 2004 DATA - 14 COUNTRIES; COMPANY ESTIMATES

        JACUZZI IS A MARKET SHARE LEADER IN ALL SEGMENTS. IS A IN ALL .

INNOVATIVE DESIGN
                                                                  12

ASTRACAST
                                                                  13

GLOBAL MARKET OVERVIEW
Sluggish                                     U.K market continuing in 2007
                                             Growth in Eastern Europe and France
                                             Helping to offset softness in rest
                                             of Europe
United States
                                              Whirlpool bath sales 2.1% growth in FY '06
                                                 Residential housing market softening
Spa sales increased 1.8% FY '06 vs. 30-40% estimated industry sales decline in unit volume
                                                   Margins off - recent improvement
Volatile material costs
                                                                  14

STRATEGIC VALUE FOCUS
                                                              CHALLENGES
Contain/Reduce SG&A costs
Achieve 150 bp improvement in EBITDA (annualized)
INITIATIVES
Applying ZURN model, with a focus on low-cost sourcing (China and Brazil)
Downsized Dallas Closed Singapore sales office Downsize or consolidate other bath operations Expanding Brazilian facility for sourcing

STRATEGIC VALUE FOCUS
                                                              CHALLENGES
Stabilize U.S. operations
Promote brand
INITIATIVES
Strong management team
Eliminated matrix management
JACUZZI licensing program
Introduced premium J-400 spa collection
Allocated space in 120 designer showrooms with nation's largest wholesalers

PLUMBING SEGMENT
                                                                  17

MARKET ENVIRONMENT
                                                      FIRMING MARKET ENVIRONMENT
                                         GROWTH RATE OF NON RESIDENTIAL CONSTRUCTION SPENDING
SUCCESS DRIVEN BY BUSINESS MODEL
LOW COST PRODUCER
SUCCESSFUL NEW PRODUCT INNOVATION STRONG END USER FOCUS - "GET IN THE SPEC"
NATIONAL SERVICE CENTER NETWORK LEADING MARKET POSITIONS AND COMMERCIAL BRAND
NAMES

SOURCE: U.S. CENSUS BUREAU UPDATED JANUARY 1, 2006

PEX PIPING & RADIANT HEATING SYSTEMS

STORM WATER DRAINAGE
                                                                  20

WATER SAFETY
Simple design Precise flow control Efficient Cost effective Fail safe

WATERWORKS
12" MODEL 350/350DA BACKFLOW

ZURN ONE SYSTEMS VALUE
Ease of specification for engineer Saves time and labor for the mechanical contractor Entire installation backed by Zurn Reduces channel cost for wholesalers Peace of mind for owner 23

ZURN COMMERCIAL BRASS
Flushometers
Manual Sensor
Faucets and Shower Valves
Ceramic cartridge Metering Sensor

PLUMBING STRATEGIC FOCUS
Maintain leadership in specification drain market Expand product bundle to increase share in key segments Focus on commercial and industrial markets Food service Healthcare Water quality Increase investment in new products Consider strategic acquisitions 25

FINANCIAL RESULTS

ADJUSTED EARNINGS FROM CONTINUING OPERATIONS

                                              TWELVE MONTHS ENDED SEPTEMBER 30,

2006                                                                   2005

                                             $         EPS        $        EPS

Earnings from continuing operations       $   43.8  $    0.56 $   58.0  $   0.76

Restructuring and other charges, net
  of tax                                       3.9       0.05      5.3      0.07

                                              47.7       0.61     63.3      0.83

Adjustment to retirement benefits,
  net of tax                                   1.6       0.02       --       --

Gain from ruling on environmental site,
net of tax                                    (1.9)     (0.02)      --       --

Foreign currency loss, net of tax              0.9       0.01       --       --

Gain from the settlement of a
property tax liability, net of tax            (1.2)     (0.02)      --       --

Net non-operating asset gains, net of tax     (5.1)     (0.07)      --       --

Non-cash reserve for deferred tax assets      15.9       0.21       --       --

CEO retirement agreement, net of tax           1.4       0.02       --       --

Italian tax interest income, net of tax       (1.4)     (0.02)

Italian tax reserve adjustment               (14.0)     (0.18)

Gain on sale of business, net of tax        --        --         (24.7)    (0.32)

Debt retirement costs, net of tax           --        --           1.8      0.02

Tax benefit on audit settlement             --        --          (8.8)    (0.12)

Adjusted earnings from continuing
operations                                $   43.9  $    0.56 $   31.6  $   0.41

NET DEBT
                                                   SEPTEMBER       SEPTEMBER 30, 2005
                                                     30, 2006

                                                 ($ IN MILLIONS)

NOTES PAYABLE                            $      19.8      $     22.0
CURRENT MATURITIES OF LONG-TERM DEBT             1.7             1.5
LONG TERM DEBT                                 381.8           383.5

TOTAL DEBT                                     403.3           407.0
LESS:
CASH AND CASH EQUIVALENTS                      147.2           110.2
RESTRICTED CASH COLLATERAL ACCOUNTS                -            12.4

NET DEBT                                 $     256.1      $    284.4

Net Debt is Total Debt Less Cash and Cash Equivalents and Restricted Cash Collateral Accounts
29

ANNUAL FY CAPITAL EXPENDITURES
                                                            ($ IN MILLIONS)
FY 2006 capital expenditures $13 mm Depreciation approximately $18 - 20 mm per annum Annual maintenance capital $8 - $12 mm Invest in cost reductions and profit improvement projects

APPENDIX

EBITDA
($ IN MILLIONS)
                                               FY 2005              FY 2006
Operating Income                        $         94.4        $            103.6

Depreciation and Amortization           $         26.3        $             24.4
Restructuring                           $          9.4        $              6.0

EBITDA Before Restructuring(1)          $        130.1        $            134.0
 (1) EBITDA is Operating Income before Restructuring, plus Depreciation and Amortization.

Bath

($ in millions)

Adjusted Operating Income

	FY 2003	FY 2004	FY 2005	FY 2006
Operating income	$ 25.3	$ 57.2	$ 30.1	$ 38.5
Restructuring and other charges	4.3	3.5	4.5	7.0
Adjusted operating income	$ 29.6	$ 60.7	$ 34.6	$ 45.5

EBITDA Before Restructuring and Other Charges

	FY 2003	FY 2004	FY 2005	FY 2006
Operating income	$ 25.3	$ 57.2	$ 30.1	$ 38.5
Depreciation and amortization	9.8	11.8	15.6	17.2
Restructuring and other charges(1)	4.3	3.5	4.5	5.8
EBITDA before restructuring	$ 39.4	$ 72.5	$ 50.2	$ 61.5

(1) Excludes $1.2 million of accelerated depreciation already included in depreciation and amortization added back above.

32

PLUMBING
($ IN MILLIONS)
ADJUSTED OPERATING INCOME

                                                FY               FY              FY           FY
                                                2003              2004           2005         2006
Operating income                            $   62.1          $   60.7      $    75.3     $   90.9
Sale of technology license                      (8.6)                -              -           --

Adjusted operating income                   $   53.5          $   60.7      $    75.3     $   90.9

EBITDA BEFORE RESTRUCTURING AND OTHER CHARGES

                                                 FY 2003           FY              FY           FY
                                                                    2004           2005         2006
Operating income                             $      62.1       $    60.7      $    75.3     $   90.9
Depreciation and amortization                        5.8             5.6            5.2          4.4
Sale of technology license                          (8.6)              -              -            -

EBITDA before restructuring                  $      59.3       $    66.3      $    80.5     $   95.3

Important Information for Investors and Stockholders

In connection with the proposed merger, the Company filed a proxy statement with the Securities and Exchange Commission on January 5, 2007. THE COMPANY URGES INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The proxy statement and other relevant documents may be obtained free of charge at the SEC's website, www.sec.gov, or from the Company by directing such request to Jacuzzi Brands, Inc., Attention: Diana Burton, Vice President - Investor Relations, Phillips Point - West Tower, 777 South Flagler Drive, Suite 1100, West Palm Beach, FL 33401. Telephone: (561) 514-3850.

The Company and its directors, executive officers and other members of management and its employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the merger. Information about the Company's directors and executive officers is set forth in the Company's proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the proxy statement relating to the proposed merger.